Exhibit 1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of stock of zulily, inc.

Date: February 14, 2014

Greenspring Global Partners IV-A, L.P.
By:	Greenspring General Partner IV, L.P.
By:	Greenspring GP IV, LLC

By:	/s/ Eric Thompson
Name:	Eric Thompson
Title:	CFO

Greenspring Global Partners IV-B, L.P.
By:	Greenspring General Partner IV, L.P.
By:	Greenspring GP IV, LLC

By:	/s/ Eric Thompson
Name:	Eric Thompson
Title:	CFO

Greenspring Global Partners IV-C, L.P.
By:	Greenspring General Partner IV, L.P.
By:	Greenspring GP IV, LLC

By:	/s/ Eric Thompson
Name:	Eric Thompson
Title:	CFO

Greenspring Crossover Ventures I, L.P.
By:	Greenspring Crossover I GP, L.P.
By:	Greenspring Crossover I GP, L.L.C.

By:	/s/ Eric Thompson
Name:	Eric Thompson
Title:	CFO

Greenspring GP IV, LLC

By:	/s/ Eric Thompson
Name:	Eric Thompson
Title:	CFO

Greenspring Crossover I GP, L.L.C.

By:	/s/ Eric Thompson
Name:	Eric Thompson
Title:	CFO

/s/ James Lim
James Lim

/s/ Ashton Newhall
Ashton Newhall